Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Bradley Pelo, certify that (i) The Chosen, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Chosen, Inc.

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Date: May 23, 2023

/s/ Bradley Pelo
Bradley Pelo
President